Exhibit 3(ii)
                              THE OHIO ART COMPANY
                                     BYLAWS

                                   ARTICLE 1.
                            Meetings of Shareholders

SECTION 1.        ANNUAL MEETINGS.

         If the annual meeting is not held on the day designated therefore, or if directors are not elected thereat or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of Shareholders called and held for that purpose as soon thereafter as may be convenient.

SECTION 2.        SPECIAL MEETINGS.

         Special meetings of shareholders may be called at any time (a) by the Chairman of the Board, or (b) by the President, or (c) by a majority of the members of the Board of Directors acting with or without a meeting, or (d) by persons who hold not less than twenty-five per centum (25%) of all shares outstanding and entitled to vote thereat. Upon request in writing by registered mail or delivered in person to the Chairman, the President, or the Secretary by any person or persons entitled to call a meeting of shareholders, it shall be the duty of such officer forthwith to cause to be given to the shareholders entitled to notice of such meeting, notice of a meeting to be held not less that seven nor more than sixty days after the receipt of such request, as such officer may fix. If such notice shall not be given within fifteen days after the delivery or mailing of such request, the person or persons requesting the meeting may fix the time of the meeting and give notice in the manner provided by law, the Amended Articles of Incorporation, the Code of Regulations or these Bylaws, or cause such notice to be given by any designated representative.

SECTION 3.        NOTICE OF MEETINGS.

         Not more that sixty days nor less than seven days before the date fixed for a meeting of shareholders, written notice of the time, place and purposes of the meeting, shall be given in accordance with the Code of Regulations. The notice shall be given by mail to each shareholder entitled to notice of the meeting who is of record as of the record date fixed in accordance with law, the Code of Regulations or these Bylaws, or, if no such record date be thus fixed, who is of record as of the day preceding the day on which notice is given.

SECTION 4.        VOTING.

         Except as otherwise provided by law, the Amended Articles of Incorporation or the Code of Regulations, at every meeting of shareholders, each holder shall be entitled to one vote for each share registered in his name on the books of the Company. At all meetings of shareholders, all matters (except as otherwise provided by law of the State of Ohio, by the Amended Articles of Incorporation or the Code of Regulations) shall be decided by a majority of the votes cast by the shareholders present in person or by proxy and entitled to vote thereat. Unless required by law, the Amended Articles of Incorporation, the Code of Regulations or demanded by a shareholder present in person or by proxy and entitled to vote at the meeting, the vote on any question need not be by ballot.


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SECTION 5.        INSPECTORS OF ELECTION.

`The Board of Directors in advance of any meeting of shareholders may appoint two or more inspectors to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, the officer or person acting as chairman of such meeting may, and on the request of any shareholder or his proxy shall, make such appointment. The inspectors of election shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies; receive votes, ballots, assents or consents; hear and determine all challenges and questions in any way arising in connection with the vote; count and tabulate all votes, assents and consents; determine and announce the result; and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. On request, the inspectors shall make a report in writing of any challenge, question or matter determined by them and make and execute a certificate of any fact found by them. The certificate of the inspectors shall be prima facie evidence of the facts stated therein and of the vote as certified by them.

SECTION 6.        PROXIES.

(a)      A Stockholder may vote his/her shares in person or by proxy.

(b) A Stockholder may appoint a proxy to vote or otherwise act for him/her by signing an appointment form, either personally or by his/her attorney fact.

(c) An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is expressly provided in the appointment form.

(d) An appointment of a proxy is revocable by the Stockholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. Appointments coupled with an interest include the appointment of:

         (1)      a pledgee;
         (2)      a person who purchased or agreed to purchase the shares;
         (3) a creditor of the Corporation who extended credit under terms requiring the appointment; (4) an employee of the Corporation whose employment contract requires the appointment; or (5) a party to a voting agreement.

(e) The death or incapacity of the Stockholder appointing a proxy shall not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other Officer or agent authorized to tabulate votes before the proxy exercises his/her authority under the appointment.

(f) An appointment made irrevocable under subsection (d) shall be revoked when the interest with which it is coupled is extinguished.

(g) A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he/she did not know of its existence when he/she acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates.


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(h)      Subject to any express limitation on the proxy's authority appearing on the face of the appointment form, a Corporation is entitled to accept the proxy's vote or other action as that of the Stockholder making the appointment.


SECTION 7.        VOTING AGREEMENTS.

(a) Two or more Stockholders may provide for the manner in which they will vote their shares by signing an agreement for that purpose.


                                   ARTICLE II.
                               Board of Directors

SECTION 1.        REGULAR MEETINGS.

Regular meetings of the Board of Directors shall be held at such time and place, either within or without the State of Ohio, as the Board of Directors may designate.

SECTION 2.        SPECIAL MEETINGS.

Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any two directors.

SECTION 3.        NOTICE.

Written notice of any meeting of directors shall be given as follows:

(a) By mail to each director at his business address at least three days prior to the meeting; or

(b) By guaranteed next day delivery by commercial carrier at lease two days prior to the meeting; or

(c) By personal delivery or confirmed telephonic facsimile to each director at his business address at least 24 hours prior to the meeting, or in the event such notice is given on a Saturday, Sunday, or holiday, to each director at his residence address at least 24 hours prior to the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telephonic facsimile, such notice shall be deemed to be delivered when the confirmation of delivery is received at the sending device.

SECTION 4.        QUORUM AND MANNER OF ACTIONS.

Except as otherwise provided by law, the Amended Articles of Incorporation or the Code of Regulations, a majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given other than by announcement at the meeting at which the adjournment be taken. Any

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action which might be authorized or taken at a meeting of the Board may also be authorized or taken, as provided by law, by a writing or writings signed by all of the directors.

SECTION 5.        PLACE OF MEETINGS AND COMPENSATION.

The Board of Directors may hold its meetings at such place or places in or outside of the State of Ohio, as the Board or the person or persons authorized to call the meeting may from time to time determine. Directors shall be entitled to reasonable and proper compensation and expenses for attendance at meetings and any other required service for the Company.

SECTION 6.        PRESUMPTION OF ASSENT.

A director of the Company who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment of the meeting or forwards such dissent by registered mail to the Secretary of the Company within one day after the adjournment of the meeting.

SECTION 7.        ATTENDANCE AT MEETINGS BY ELECTRONIC MEANS.

Directors shall be deemed present at a meeting and meetings of the Directors, both regular and special, may be held with the assistance of telecommunications equipment when and only if all directors or any other persons participating can hear all participants during the entire meeting. At any meeting so conducted, directors shall have the same documents, reports or any other form of written information, submitted or reviewed within the meeting, available to them. Participation in a meeting pursuant to this provision shall constitute presence at the meeting. However, a director may participate in a meeting for the sole purpose of objecting to the transaction of any business on the ground that the special meeting is not lawfully convened or called. Whenever a director does so, the director shall not otherwise participate or vote.

SECTION 8.        FACSIMILE SIGNATURE AUTHORIZED.

In any action taken by the Board of Directors in which the signatures of the Directors are required, a facsimile transmitted signature on the document requiring such signature shall be sufficient. Once the document containing the required signature has been transmitted, the Director having so affixed his name thereto and transmitted it by facsimile shall immediately send such document with an original signature affixed thereto by regular mail to the Chairman of the Board.

                                  ARTICLE III.
                                    Officers

SECTION 1.        ELECTION OF OFFICERS.

The Board of Directors, within sixty (60) days after the annual election of the Directors in each year, shall elect from their number a President of the Corporation and shall also elect a Vice President, Secretary, Controller, and a Treasurer, who need not be members of the Board. They shall also elect a Chairman of the Board. The Board at that time or from time to time may elect more than one Vice President, Assistant Secretary and Assistant Treasurer who may not be members of the Board. The same person may hold any two or more

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offices excepting those of President and Vice President, but an Officer shall not execute, acknowledge or verify an instrument in more than one capacity. The Board may also appoint such other Officers and agents as it may deem necessary for the transaction of the business of the Corporation.

SECTION 2.        TERM.

The term of office of all Officers shall be until their respective successors are chosen, but any Officer may be removed from office, with or without cause, at any meeting of the Board of Directors by the affirmative vote of a majority of Directors then in office. The Board of Directors shall have power to fill any vacancies in any offices occurring for whatever reason.

SECTION 3.        SALARIES.

The salaries and other compensation of all officers of the Corporation shall be fixed by the Board of Directors.

SECTION 4.        CHAIRMAN OF THE BOARD.

The Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall have responsibility for the general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect. The Chairman of the Board shall execute all authorized conveyances, contracts, or other obligations in the name of the Corporation except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chairman of the Board shall preside at all meetings of the Stockholders and Directors and shall be an ex-officio member of all standing committees of the Board.

SECTION 5.        PRESIDENT.

The President shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board. The President shall have, as shall the Chairman, power to exercise such powers as have been delegated to each of them in writing and such other duties as the Board of Directors shall prescribe.

SECTION 6.        VICE PRESIDENT.

The Vice Presidents in the order designated by the Board of Directors or, lacking such a designation, by the Chairman or the President, shall in the absence or disability of the Chairman or the President perform such duties and exercise such powers as have been delegated to each of them in writing and such other duties as the Board of Directors shall prescribe.

SECTION 7.        SECRETARY.

The Secretary shall attend all meetings of the Board and all meetings of the Stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or by the Chairman, under whose supervision he/she shall act. When required or requested, he shall execute with the Chairman all authorized

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conveyances, contracts or other obligations in the name of the Corporation except as otherwise directed by the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his/her signature or by the signature of the Treasurer or an Assistant Secretary. The Secretary shall keep, or cause to be kept, a register of the post office address of each Stockholder. Said address shall be furnished to the Secretary by such Stockholder and the responsibility for keeping said address current shall be upon the Stockholder. The Secretary shall have general charge of the stock transfer books of the Corporation.

SECTION 8.        TREASURER.

The Treasurer shall have custody of and keep account of all money, funds and property of the Corporation, unless otherwise determined by the Board of Directors, and he/she shall render such accounts and present such statements to the Directors and Chairman of the Board as may be required of him. The Treasurer shall deposit funds of the Corporation which may come into his/her hands in such bank or banks as the Board of Directors may designate. The Treasurer shall keep the bank accounts in the name of the Corporation and shall exhibit the books and accounts at all reasonable times to any Director of the Corporation upon application at the office of the Corporation during business hours. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his/her office and for the restoration to the Corporation in case of his/her death, resignation or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

SECTION 9.        CONTROLLER.

The Controller shall keep all accounting records, information and other records and documents required to be kept by law or by the directors or the Chairman of the Board and shall deliver such records or information to the Directors and Chairman as requested of him.

SECTION 10.       ASSISTANTS.

The Assistant Secretaries and the Assistant Treasurers (if any), respectively, (in the order designated by the Board of Directors or, lacking such designation, by the Chairman or President) in the absence of the Secretary or the Treasurer, as the case may be, shall perform the duties and exercise the powers of such Secretary or Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

SECTION 11.       COMMITTEES.

The Board of Directors may by resolution designate and delegate authority to an Executive Committee and other committees with such authority as may be permitted by the Act. Special meetings of any committee may be called at any time by any Director who is a member of the committee or by any person entitled to call a special meeting of the full Board of Directors. Except as otherwise provided in the section, the conduct of all meetings of any committee, including notice thereof, shall be governed by Article 2 Sections 1-3. In the absence or disqualification of a member of a committee, the member or members present at the meeting and not disqualified from voting may, regardless of the presence of a quorum, unanimously appoint another member of the Board of Directors to act at the committee meeting in place of the absent or disqualified member.


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SECTION 12.       SUSPENSION OF OFFICERS.

Any officer of the Corporation may be summarily suspended by the Board of Directors. The Secretary, Assistant Secretary, Treasurer, Assistant Treasurer, Controller, or any Vice President may be summarily suspended by the Chairman of the Board or the President subject to subsequent action by the Board of Directors. Any such suspension shall be in writing.

SECTION 13.       POWER TO VOTE SHARES OWNED BY CORPORATION.

The Chairman of the Corporation, President, or any Vice President is authorized to execute any proxy, consent, or right to vote possessed by the Corporation in shares of stock owned by the Corporation, subject to the direction of the Board of Directors.

SECTION 14.       INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS.

When authorized by the general or specific action of the Board of Directors, and subject always to such conditions and limitations as may be imposed by the Board of Directors in any specific case, the Corporation shall indemnify and may contract in advance to indemnify an individual who is, was, or is threatened to be made a party to a proceeding because of actions performed in the course of his duties on behalf of the Corporation or, because he is or was a Director or Officer of the Corporation, is or was serving the Corporation or any other legal entity in any capacity at the request of the Corporation, against all liabilities and reasonable expenses incurred in the proceeding to the fullest extent permissible under and pursuant to the Ohio Revised Code and regardless of whether the proceeding is by or in the right of the Corporation. The subsequent discovery of material facts not previously known to the Board of Directors, or the subsequent termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create an automatic presumption that a Director, Officer, or other individual acting on behalf of the Corporation or for any other entity at the request of the Corporation, is ineligible for indemnification, but such an event may, in the discretion of the Board of Directors, be deemed sufficient ground for the Board of Directors, to reduce, modify, or withdraw, in whole or in part, any previous approval of indemnification.


                                   ARTICLE IV.
                         Contracts, Checks, Notes, Etc.

SECTION 1.        EXECUTION OF CONTRACTS.

The Board of Directors, or the Chairman of the Board, or the President may authorize any officer or officers, employee or employees, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Company, and such authority may be general or confined to specific instances; and unless authorized as aforesaid, or by the provisions of the Amended Articles of Incorporation, the Code of Regulations or these Bylaws, no officer, agent or employee other that the President, or the Chairman of the Board, shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable pecuniary for any purpose or to any amount.


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SECTION 2.        LOANS.

No loans shall be contracted on behalf of the Company and no bonds, debentures, notes or other obligations or evidences of indebtedness shall be issued in its name unless authorized by the Board of Directors.

SECTION 3.        CHECKS, DRAFTS, ETC.

All checks, drafts or other orders for the payment of money, notes, or other evidence of indebtedness issued in the name of the Company shall be signed by such officer or officers, employee or employees, agent or agents of the Company, and in such manner as shall from time to time be determined by resolution of the Board of Directors, or by the officer or officers to whom such authority has been delegated by the Board.

SECTION 4.        DEPOSITS.

All funds of the Company not otherwise employed, shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Directors may select or as may be selected by the Chairman of the Board, or by the President.


                                   ARTICLE V.
                                      Stock

SECTION 1.        CERTIFICATES OF STOCK.

Every shareholder shall be entitled to have a certificate, signed by the Chairman of the Board, or the President, or a Vice President and by the Secretary, or an Assistant Secretary of the Company, certifying the number of paid up shares held by him in the Company, but no certificate for a share shall be issued until it is fully paid; provided, however, that when any such certificate is countersigned by a transfer agent and/or by a registrar, the signatures of any of said officers of the Company upon such certificate may be facsimiles, engraved, stamped, or printed. In case any officer or officers, who shall have signed, or whose facsimile signature shall have been used, printed, engraved, or stamped, on any certificate or certificates for shares, shall cease to be such officer or officers of the Company, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates, if thus countersigned by the endorsement thereon of the signature of a transfer agent and/or registrar, shall nevertheless be effective in all respects.

SECTION 2.        TRANSFER OF SHARES.

Transfers of shares of the Company shall be made only on the books of the Company by that registered holder thereof, or by his attorney hereunto duly authorized. The person in whose name shares are of record on the books of the Company shall conclusively be deemed by the Company to have capacity to exercise all rights of ownership, and the Company shall not be affected or bound by any notice, actual or constructive, to the contrary, except as otherwise provided by law.

SECTION 3.        TRANSFER AND REGISTRY OF AGENTS.

The Company may designate and employ an agent or agents to keep the record of its shares, to transfer or to register its shares, or both within and/or without the State of Ohio, all as may, from time to time, be determined by the Board of

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Directors; and the Board of Directors may, from time to time, define the duties of such transfer agents and registrars and make such rules and regulations as it may deem expedient, not inconsistent with law, the Amended Articles of Incorporation, the Code of Regulations or these Bylaws, concerning the issue, transfer and registration of certificates for shares of the Company.

SECTION 4.        RECORD DATE: CLOSING OF TRANSFER BOOKS.

The Board of Directors may fix a date which shall not be a past date and which shall be not more than sixty days preceding the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or (subject to contract rights with respect thereto) the date when any change or conversion or exchange of shares shall be made or go into effect, as a record date for the determination of the shareholder entitled to notice of or to vote at any such meeting or any adjournments thereof, or entitled to receive payment of any such dividend, distribution or allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, and, in such case, only shareholders of record on the date so fixed shall be entitled to notice of or to vote at such meeting, or any adjournments thereof, or to receive payment of such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after any record date fixed as aforesaid. The Board of Directors may close the books of the Company against transfers of shares during the whole or any part or any such period, including the time of such meeting of the shareholders or any adjournments thereof.

SECTION 5.        LOST, STOLEN, DESTROYED, OR MUTILATED CERTIFICATES.

In case of loss, theft, destruction, or mutilation of any certificate for shares, another may be issued in its place upon such proof of such loss, theft, destruction, or mutilation as the Board of Directors, or such officer or officers as the Board of Directors may designate, may require, and if the Board of Directors, or such officer or officers as the Board of Directors may designate, shall so require, upon the giving of a bond of indemnity to the Company and/or its transfer agent, satisfactory to the Board of Directors, or said designated officer or officers, and/or its transfer agent; provided, however, that nothing herein shall be deemed to deprive the Board of Directors of the right to require any person who may claim that a certificate for shares of stock in which he has an interest, has been lost, stolen, or destroyed to bring an action to determine all questions or issues arising in respect thereof in accordance with law.


                                   ARTICLE VI.
                                Waiver of Notice

Notice of the time, place, and purposes of any meeting of the Board of Directors or of any committee, whether required by law, the Amended Articles of Incorporation, the code of Regulations, or these Bylaws, may be waived in writing either before or after the holding of such meeting by any director, or by a committee member, as the case may be, filed with or entered upon the records of the meeting, either before or after the holding thereof. Attendance in person at any such meeting shall be deemed a waiver of notice of such meeting.



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                                  ARTICLE VII.
                                   Amendments

These Bylaws may be amended, changed, added to or repealed, or new Bylaws may be adopted, by a majority of the Board of Directors.